Exhibit 99.1

INVESTOR PRESENTATION JULY 2020 Alerus

1 Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus Financial Corporation. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Examples of forward-looking statements include, among others, statements we make regarding our projected growth, anticipated future financial performance, financial condition, credit quality, management’s long-term performance goals and the future plans and prospects of Alerus Financial Corporation. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the effects of the COVID-19 pandemic, including its effects on the economic environment, our clients and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; our ability to successfully manage credit risk and maintain an adequate level of allowance for loan losses; new or revised accounting standards, including as a result of the future implementation of the new Current Expected Credit Loss Standard; business and economic conditions generally and in the financial services industry, nationally and within our market areas; the overall health of the local and national real estate market; concentrations within our loan portfolio; the level of nonperforming assets on our balance sheet; our ability to implement our organic and acquisition growth strategies; the impact of economic or market conditions on our fee-based services; our ability to continue to grow our retirement and benefit services business; our ability to continue to originate a sufficient volume of residential mortgages; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; potential losses incurred in connection with mortgage loan repurchases; the composition of our executive management team and our ability to attract and retain key personnel; rapid technological change in the financial services industry; increased competition in the financial services industry; our ability to successfully manage liquidity risk; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us or to which we may become subject; potential impairment to the goodwill we recorded in connection with our past acquisitions; the extensive regulatory framework that applies to us; the impact of recent and future legislative and regulatory changes; interest rate risks associated with our business; fluctuations in the values of the securities held in our securities portfolio; governmental monetary, trade and fiscal policies; severe weather, natural disasters, widespread disease or pandemics, such as the COVID-19 global pandemic, acts of war or terrorism or other adverse external events; any material weaknesses in our internal control over financial reporting; our success at managing the risks involved in the foregoing items; and any other risks described in the “Risk Factors” sections of the reports filed by Alerus Financial Corporation with the Securities and Exchange Commission. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Non-GAAP Financial Measures This presentation includes certain ratios and amounts that do not conform to U.S. Generally Accepted Accounting Principles, or GAAP. Management uses certain non-GAAP financial measures to evaluate financial performance and business trends from period to period and believes that disclosure of these non-GAAP financial measures will help investors, rating agencies and analysts evaluate the financial performance and condition of Alerus Financial Corporation. This presentation includes a reconciliation of each non-GAAP financial measure to the most comparable GAAP equivalent. Miscellaneous Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of Alerus Financial Corporation after the date hereof. Certain of the information contained herein may be derived from information provided by industry sources. We believe that such information is accurate and that the sources from which it has been obtained are reliable. We cannot guarantee the accuracy of such information, however, and we have not independently verified such information. DISCLAIMERS

2 COVID-19 RESPONSE

COVID-19 RESPONSE SUMMARY

PROACTIVELY RESPONDING WITH AGILITY AND SUPPORT

LEADING DURING THE PANDEMIC CRISIS	▪ Activated Business Continuity Planning team and Pandemic Policy; frequent meetings with key leadership teams ▪ Response guided by safety of employees and clients; being a good corporate citizen; and encouraging digital use ▪ Benefit of past crisis experience; 1997 historic Flood and Fire in Grand Forks, ND
TAKING CARE OF EMPLOYEES	▪ Early adoption and continuation of self-quarantine recommendations and restricting non-essential business travel ▪ 82% of staff transitioned to working remote in 1 week; 85% remain working remote ▪ Established On-Site Pay for staff in offices; introduced Relief Pay for office closures or daycare/school closures ▪ Frequent all employee virtual calls hosted by C*Suite; 75% of staff attends live; completed 9 in Q2
LEVERAGING INFRASTRUCTURE INVESTMENTS	▪ Robotic Process Automation: continue to add robots to automate operational processes ▪ Leveraged DocuSign to develop pre-filled, dynamic Paycheck Protection Program Forgiveness Application ▪ Simplified client experience, moving various loan, wealth management, and investment documents to DocuSign
INCREASED DIGITAL ENGAGEMENT	▪ Consumer clients focused on personal finances as engagement with financial fitness workouts rose 34% in Q2 ▪ Launched new website, Alerus.com, designed to engage clients in our full service suite and provide financial guidance through content, financial calculators, and engaging with an Alerus advisor
SERVING IN THE BEST INTEREST OF CLIENTS	▪ Paycheck Protection Program: helped over 1,580 new and existing clients secure ~ $363 million in funding relief ▪ Introduced virtual webinar series to provide guidance and help clients with their financial issues on various topics ▪ Waived fees on loan extensions, loan payment deferrals, or early CD withdrawals due to COVID-19 related hardship ▪ Proactively helping participants navigate retirement distributions or other lending options
THE NEW NORMAL	▪ Continue to encourage virtual business; reopening approach is guided by market conditions ▪ **ND:** lobbies closed in mid-March, open by appointment only in early June, lobbies reopened in mid-June, markets were never subject to stay at home order and markets are widely open for business ▪ **MN:** lobbies closed in mid-March, drive-ups remain open, stay at home order lifted in mid-May, open by appointment only in August, continued progress of state's four-phased approach to businesses reopening ▪ **AZ:** lobbies closed in mid-March, drive-up remains open, virtual and digital engagement strongly encouraged as positive cases surge

3

ALERUS

4 PAYMENT DEFERRALS, MATURITY EXTENSIONS, AND PAYMENT MODIFICATIONS COVID-19 RELIEF PROGRAMS Figures as of 06/30/2020. .. 515 Deferrals totaling $148M in outstanding balances Payment Deferral Loan Group # of Deferrals Total Outstanding ($ in 000's) % of Loan Group Consumer 126 $ 1,782 2.30% Residential Real Estate Serviced 61 26,419 6.86% Residential Real Estate Non-serviced 71 10,085 4.75% Commercial Real Estate 57 52,500 9.29% Commercial & Industrial 152 27,262 5.91% Total 467 $ 118,048 Interest-Only Payments Loan Group # of Deferrals Total Outstanding ($ in 000's) % of Loan Group Consumer 1 $ 24 0.03% Residential Real Estate Serviced ———% Residential Real Estate Non-serviced 1 186 0.09% Commercial Real Estate 19 25,059 5.15% Commercial & Industrial 27 4,751 1.08% Total 48 $ 30,020

5 Retail Trade 16% Professional, Scientific, and Technical Services 12% Construction 12% Manufacturing 9% Wholesale Trade 8% Health Care and Social Assistance 8% Other Services (except Public Administration) 5% Administrative and Support and Waste Management and Remediation Services 3% Transportation and Warehousing 3% Accommodation and Food Services 3% Other 21% SBA PAYCHECK PROTECTION PROGRAM COVID-19 RELIEF PROGRAMS As of 6/30/2020. Loan Amount Group # of Loans $ Originated (in 000’s) $150M or less 1,105 $ 48,489 $150M to $2MM 449 235,617 $2MM+ 26 78,624 Total 1,580 $ 362,730 INDUSTRY BREAKDOWN OF PPP LOANS MADE TO BORROWERS THROUGH 6/30/2020 SECURED SBA FINANCING FOR 1,580 LOANS FOR $363MM

6 STRONG CAPITAL AND SOURCES OF LIQUIDITY TANGIBLE COMMON EQUITY/TANGIBLE ASSETS TIER 1 CAPITAL/TIER 1 LEVERAGE RATIOS PRIMARY AND SECONDARY SOURCES OF LIQUIDITY TOTAL RISK BASED CAPITAL Basel III Regulatory Capital Minimum to be considered well capitalized Cash and Cash equivalents $210,437 Unencumbered securities 272,406 FHLB Borrowing availability 579,900 Brokered CD Capacity 574,703 Fed funds lines 102,000 Total as of 06/30/2020 $1,739,446 Tier 1 Capital Leverage Excluding PPP, Tangible Common Equity/Tangible Assets for June 30, 2020 was 10.55%

7 ASSET QUALITY AND RESERVE LEVELS OVERVIEW NPAS / ASSETS (%) RESERVES / LOANS (%) RESERVES / NPLS (%) .. Solid asset quality and reserve levels .. Strengthened credit department to support growth .. Proactive approach to classification of assets Excluding PPP, NPAs/Assets as of June 30, 2020 was 0.21% Excluding PPP, Reserves/Loans as of June 30, 2020 was 1.62%

8 BY OUTSTANDING BALANCES ($ IN 000’S) SUMMARY BY LOAN TYPE 1-4 Residential 1st 444,207 21% 1-4 Residential Construction 12,530 1% 1-4 Residential Jr Lien 40,536 2% HELOC 113,815 5% RE Loans to be Sold 101,751 5% C&I 400,848 19% SBA Paycheck Protection 347,327 16% Loans to Public Entities 9,066 0% Other Loans 299 0% Ag Production 36,664 2% Other CRE 223,620 10% Owner Occupied CRE 193,485 9% Ag Land 12,304 1% Multifamily 89,695 4% Individual Close End and Unsec Revolving 11,778 1% Retail Indirect 55,957 3% Other Consumer 10,722 1% RE Construction 31,344 1%

9 BY TOTAL COMMITMENT INCLUDING UNFUNDED COMMITMENT ($ IN 000’S) SUMMARY BY LOAN TYPE The table includes the following loan groupings; Consumer Individual close end and unsec revolving, retail indirect, and other consumer; RRE includes 1-4 Family 1st lien mortgages, 1-4 family construction, junior lien, HELOC’s, and RE Loans to be Sold; CRE includes Other CRE, Owner Occupied CRE, and Ag Land; C&I includes Commercial & Industrial, SBA Paycheck Protection, Ag Production, and Other Loans. 1-4 Residential 1st 445,703 16% 1-4 Residential Construction 21,985 1% 1-4 Residential Jr Lien 42,832 2% HELOC 269,019 10% RE Loans to be Sold 101,751 4% C&I 734,275 27% SBA Paycheck Protection 347,327 13% Loans to Public Entities 11,613 0% Other Loans 299 0% Ag Production 48,605 2% Other CRE 226,455 8% Owner Occupied CRE 198,214 7% Ag Land 13,189 0% Multifamily 90,911 3% Individual Close End and Unsec Revolving 43,513 2% Retail Indirect 55,957 2% Other Consumer 10,731 0% RE Construction 73,838 3% Residential Real Estate Consumer Real estate CRE Const C&I Total Balance $ 78,457 $ 712,839 $ 519,104 $ 31,344 $ 794,204 Unfunded 31,744 168,451 9,665 42,494 347,915 Total Commitment $ 110,201 $ 881,290 $ 528,769 $ 73,838 $ 1,142,119

10 SECOND QUARTER HIGHLIGHTS

11 2Q FINANCIAL HIGHLIGHTS 1 – Represents a non-GAAP Financial measure. See “Non-GAAP Disclosure Reconciliation.” INCOME STATEMENT

12 STRONG CORE FUNDING MIX .. Commercial transaction accounts totaled $1.1 billion and increased 38.8% YTD. Consumer transaction accounts totaled $486.7 million and increased 7.6% .. HSA deposits sourced through retirement plan, totaled $128.6 million in deposits, with a cost of 0.19% .. CD portfolio is primarily 6 month flex CD of which over 50% have been clients for 10+ years. .. Stable deposit relationships with 22 year average tenure on 10 largest depositors .. National Market deposits totaled $512.1 million As of June 30, 2020, core deposits totaled $2.4 billion or 97.8% of our total deposits OVERVIEW AS OF JUNE 30, 2020 JUNE 30, 2020 DEPOSIT FUNDING ($2,453MM) LOW COST OF FUNDS Revenue data YTD as of 6/30/2020.

13 NET INTEREST MARGIN 1 - Rates have been annualized for interim periods. Source: Alerus Financial Corporation; Federal Reserve Note: Net interest margin (FTE) is a non-GAAP financial measure; See “Non-GAAP Disclosure Reconciliation” in the Appendix to this presentation Loan Yield Net Interest Margin (fully-taxable equivalent “FTE”) Average Effective Fed Funds Rate Cost of Funds 1 1 1 1

NIM AND LOAN FLOORS

VARIABLE RATE FLOORS BY INDEX

$ in Millions Index	In the Money	Out of the Money	No Floor	Total	Total %
Prime	$ 303	$ 12	$ 20	$ 335	42.9%
1 Month LIBOR	9	2	120	131	16.8%
12 Month LIBOR	1	89	140	230	29.5%
FHLB 5 Year	40	3	10	53	6.8%
Other	25	–	6	31	4.0%
Total	$ 378	$ 106	$ 296	$ 780	100.0%
Percent of Total	48.5%	13.6%	37.9%	100.0%	

VARIABLE RATE FLOORS

$ in Millions	Balance	% of Total Balance	Cumulative % of Total Balance
No Floors	$ 296	37.9%	37.9%
Floors Reached	378	48.5%	86.4%
0-50 bps to reach floor	101	12.9%	99.3%
>50bps to reach floor	5	0.7%	100.0%
Total	$ 780	100.0%	

NET INTEREST MARGIN ROLL FORWARD

	NIM[1]	Average Earning Assets
1Q 2020	**3.35%**	**2,271,003,843**
Lower Asset Yields	-0.47%	
Asset Balance/Mix	0.04%	
Deposit Balance/Mix	0.01%	
Lower Deposit Rate	0.19%	
Other Borrowings	0.02%	
2Q 2020	**3.14%**	**2,584,036,032**

1 – NIM excluding PPP for the six months ended June 30, 2020 was 3.16%

COMMENTS

- Quarter over quarter highlights:
  - Lower asset yields driven by lower loan yields of 48bps, C&I yields down 1.14% driven by $363 million of C&I loans at 1% plus deferred loan fees yield on PPP loans for Q2 was 3.01%
  - Lower cash yields of 1.08%
  - Lower investment yield of 20bps
  - Lower yields offset by increased earning asset of $313 million
  - Total deposit costs were down 23bps and interest-bearing deposit costs were down 30bps
  - Increased MM balances of $84 million offset rate reductions

14
ALERUS

15 A BIG COMPANY MODEL WITH SMALL COMPANY EXECUTION OUR DIVERSE BUSINESS LINES Revenue data LTM as of 6/30/2020. TRUSTED ADVISOR BANKING WEALTH MANAGEMENT • Residential mortgage lending • Purchasing or refinancing • Residential construction lending • Home equity/second mortgages • Advisory services • Trust and fiduciary services • Investment management • Insurance planning • Financial planning • Education planning • Retirement plan administration • Retirement plan investment advisory • ESOP fiduciary services • Payroll administration services • HSA/FSA/HRA administration • COBRA BUSINESS BANKING • Commercial and commercial real estate lending • Agriculture lending • Treasury management • Deposit services CONSUMER BANKING • Deposit products and services • Consumer lending • Private banking MORTGAGE RETIREMENT AND BENEFITS 31% of Revenue 18% of Revenue 8% of Revenue 43% of Revenue

16 RETIREMENT AND BENEFITS OVERVIEW OF SERVICES ASSETS UNDER ADMINISTRATION/MANAGEMENT PROFIT MARGIN REVENUE MIX (Q2 2020 YTD) MARKET SENSITIVE REVENUE: 41% 1 1 Net Income before Tax and Indirect Allocations. .. RETIREMENT - Provide recordkeeping and administration services to qualified retirement plans .. ESOP - Provide trustee, recordkeeping and administration to employee stock ownership plans .. ADVISORY SERVICES - Provide investment fiduciary services to retirement plans .. HEALTH AND WELFARE - Provide HSA, FSA, COBRA recordkeeping and administration services to employers .. PAYROLL - Provide payroll and HRIS services for employers .. ONE ALERUS SYNERGIES • IRA rollovers • Deposits - HSA deposits, 401(k) Money Market Funds, Emergency Savings, Terminated Participants • Managed accounts ($ in Millions) ($000s)

17 WEALTH MANAGEMENT SERVICES OVERVIEW OF SERVICES ASSETS UNDER ADMINISTRATION/MANAGEMENT PROFIT MARGIN REVENUE MIX (Q2 2020 YTD) 1 Net Income before Tax and Indirect Allocations. .. ADVISORY AND PLANNING SERVICES • Retirement Planning, Tax Planning, Insurance Planning, Wealth Transfer Planning and Business Transition Planning .. ASSET MANAGEMENT • Personalized SMA strategies, Tax Management and Global Perspective .. FIDUCIARY SERVICES • IRA, Agency and Personal Trust .. ONE ALERUS SYNERGIES • IRA rollovers • 401(k) managed accounts 1 ($ in Millions) ($000s)

18 MORTGAGE BANKING OVERVIEW OF SERVICES MORTGAGE ORIGINATIONS 1-4 FAMILY PORTFOLIO PRODUCT MIX ($ in Millions) PROFIT MARGIN 1 Net Income before Tax and Indirect Allocations. 1 .. 1st and 2nd mortgage product offerings through centralized mortgage operations in Minnesota .. Our Twin Cities originators averaged $30+ million in volume in 2019 .. YTD, approximately 42% purchase originations, with approximately 90% sourced from the Twin Cities MSA .. ONE ALERUS SYNERGIES • Through enhanced technology, offer digital application and transitioned to a paperless delivery in Q1 2020. Key initiatives necessary to expand mortgage products nationwide to our retirement plan participants. • As of June 30, 2020, originations retained on the banking division’s balance sheet totaled $52 million ($000s) ($126)

19 LOAN PORTFOLIO AND CREDIT QUALITY

20 SUMMARY BY INDUSTRY TYPE TOTAL COMMITMENT COMMERCIAL & INDUSTRIAL1 1 – Commercial and industrial loans includes C & I, Loans to Public Entities, and Other Loans. “Other” refers to the following industries (1)Nonclassifiable establishments, (2) Management of Companies and Enterprises, (3) Administrative and Support and Waste Management and Remediation Services, (4) Accommodation and Food Services, (5) Educational Services, (6) Other Services (except Public Administration), (7) Information, (8) Arts, Entertainment, and Recreation, (9) Agriculture Forestry, Fishing, and Hunting, (10) Public Administration), (11) Mining Quarrying, and Oil and Gas Extraction, (12) Utilities “Other Retail Trade refers to the following sub-industries within Retail Trade: (1) Miscellaneous Store Retailers, (2) Furniture and Home Furnishings Stores, (3) Sporting Goods, Hobby, Musical Instrument, and Book Stores, (4) Clothing and Clothing Accessories Stores, and (5) General Merchandise Stores Other $91,806 12% Finance and Insurance 107,283 14% Wholesale Trade 94,893 13% Real Estate and Rental and Leasing 69,853 9% Manufacturing 60,826 8% Professional, Scientific and Technical Services 49,715 7% Health Care and Social Assistance 42,707 6% Transportation and Warehousing 23,219 3% Construction 101,854 14% Motor Vehicle and Parts Dealers 48,285 6% Food and Beverage Stores 16,726 2% Electronics and Appliance Stores 9,565 1% Heath and Personal Care Services 9,156 1% Gasoline Stations 5,748 1% Building Material and Garden Equipment and Supplies Dealers 5,059 1% Nonstore Retailers 5,018 1% Other Retail Trade 4,474 1% Retail Trade 104,031 14%

21 LOANS SECURED BY REAL ESTATE TOTAL COMMITMENT COMMERCIAL REAL ESTATE1 ($ IN 000’S) 1 – Loans secured by commercial real estate include Multifamily loans, Ag land, Other CRE, Owner Occupied CRE, and Ag production ‘Other’ above refers to (1) Agricultural land loans, (2) Construction and Land Development Loans, and (3) any non-identified property types. TOTAL COMMITMENT RESIDENTIAL REAL ESTATE ($ IN 000’S) (A) Office 102,563 17% (B) Retail 118,469 20% (C) Warehouse 98,721 16% (D) Manufacturing 7,740 1% (E) Residential Development 5,756 1% (F) Commercial Development 161 0% (G) Mixed Residential/Commercial 13,238 2% (H) Mixed Commercial 41,539 7% (I) Apartments 84,598 14% (K) Hotel 6,757 1% (L) Medical Or Nursing Facilities 35,823 6% (M) Other 87,242 15% Serviced 407,842 46% 1-4 1st Non-Serviced 37,861 4% 1-4 Family Jr Liens 42,832 5% 1-4 Family Revolving 269,019 31% 1-4 Family Construction 21,985 2% Held for Sale 101,751 12% Portfolio FICO Serviced 752 Non-Serviced 771 Junior 761 HELOC 793

22 COMMERCIAL AND INDUSTRIAL AND COMMERCIAL REAL ESTATE INDUSTRIES DIRECTLY IMPACTED BY COVID-19 As of 6/30/2020. Impacted industries, 10.8% All Other Loans, 89.2% C&I Total Commitment ($ in 000's) % of Total Accommodation and Food Services $ 10,430 0.62% Arts, Entertainment, and Recreation 4,403 0.26% Mining, Quarrying, and Oil and Gas Services 2,212 0.13% Other Retail Trade 4,474 0.27% Total $ 21,519 1.28% CRE Total Commitment ($ in 000's) % of Total Retail $ 118,469 7.02% Medical or Nursing Facilities 35,823 2.12% Hotel 6,757 0.40% Total $ 161,049 9.55%

23 LINE OF CREDIT UTILIZATION C&I AND HOME EQUITY LINES OF CREDIT .. Line of credit usage for commercial borrowers fell sharply to 23% for Q2. This is well below the three year historical average of 37% .. Home equity lines of credit - steady declines in overall average line utilization since 2017. Peaking at 56% in Q3 2017, it has fallen to 41% in Q2 2020.

24 CHANGES IN THE ALLL BY PORTFOLIO SEGMENT ALLOWANCE FOR LOAN LOSSES Six months ended June 30, 2020 (dollars in thousands) Beginning Balance Provision for Loan Losses Loan Charge-offs Loan Recoveries Ending Balance Commercial Commercial and industrial $ 12,270 $ 348 $ (2,735) $ 914 $ 10,797 Real estate construction 303 140 —— 443 Commercial real estate 6,688 4,125 (865) — 9,948 Total commercial 19,261 4,613 (3,600) 914 21,188 Consumer Residential real estate first mortgage 1,448 1,220 — 5 2,673 Residential real estate junior lien 671 349 (12) 94 1,102 Other revolving and installment 352 263 (153) 84 546 Total consumer 2,471 1,832 (165) 183 4,321 Unallocated 2,192 (445) —— 1,747 Total $ 23,924 $ 6,000 $ (3,765) $ 1,097 $ 27,256

25 ALLOCATION BY PORTFOLIO SEGMENT ALLOWANCE FOR LOAN LOSSES June 30, 2020 December 31, 2019 (dollars in thousands) Allocated Allowance Percentage of loans to total loans Allocated Allowance Percentage of loans to total loans Commercial and industrial $ 10,797 39.0% $ 12,270 27.8% Real estate construction 443 1.5% 303 1.5% Commercial real estate 9,948 25.5% 6,688 28.8% Residential real estate first mortgage 2,673 22.5% 1,448 26.6% Residential real estate junior lien 1,102 7.6% 671 10.3% Other revolving and installment 546 3.9% 352 5.0% Unallocated 1,747 —% 2,192 —% Total loans $ 27,256 100.0% $ 23,924 100.00%

26 Risk Level Total Loans Unguaranteed Balance Reserve Amount Reserve / Unguaranteed Loans Reserve/Total Loans Pass $ 1,966,376 $ 1,625,073 $ 20,146 1.24% 1.02% Special Mention 18,499 11,744 473 4.03% 2.56% Substandard 43,159 39,253 4,341 11.06% 10.06% Total Loans Evaluated Collectively 2,028,034 1,676,070 24,960 1.49% 1.23% Total Loans Evaluated Individually 6,163 5,875 549 9.34% 8.91% Unallocated –– 1,747 –– Total $ 2,034,197 $ 1,681,945 $ 27,256 1.62% 1.34% ALLOCATION BY RISK SEGMENT ($ IN 000’S) ALLOWANCE FOR LOAN LOSSES As of 6/30/2020.

27 APPENDIX

28 FOR THE TWELVE MONTHS ENDED JUNE 30, 2020 Noninterest income: $124.6 million Net interest income: $76.1 million $18.1 $26.1 $29.4 $27.8 $31.9 $30.1 2015 2016 2017 2018 2019 Q2 20 OUR MISSION .. To always act in the best interest of our clients by providing innovative and comprehensive financial solutions that are delivered through a relationship- oriented single point of contact and supported by client-friendly technology. DIVERSIFIED FINANCIAL SERVICES COMPANY .. $2.9 billion Banking assets .. $30.1 billion Retirement and Benefits AUA/AUM .. $3.0 billion Wealth Management AUA/AUM ALERUS BUSINESS LINES .. Banking .. Retirement and Benefits .. Wealth Management .. Mortgage COMPANY PROFILE Data as of 6/30/2020. COMPANY PORTFOLIO DIVERSIFIED REVENUE STREAM ASSET GROWTH (IN BILLIONS) $1.7 $2.1 $2.1 $2.2 $2.4 $2.9 2015 2016 2017 2018 2019 Q2 20 Banking Assets Retirement and Benefit Services AUA/AUM Wealth Management AUA/AUM $2.0 $2.3 $2.7 $2.6 $3.1 $3.0 2015 2016 2017 2018 2019 Q2 20

29 FRANCHISE FOOTPRINT Grand Forks, ND .. 3 full-service banking offices Fargo, ND .. 3 full-service banking offices Twin Cities, MN .. 6 full-service banking offices .. 1 mortgage office .. 1 deposit and loan production office Phoenix, AZ .. 2 full-service banking offices FULL-SERVICE BANKING OFFICES Alerus offers banking, retirement and benefits, mortgage and wealth management services at all full-service banking offices RETIREMENT AND BENEFITS SERVICES OFFICES .. 2 retirement and benefits offices in Minnesota .. 2 retirement and benefits offices in Michigan .. 1 retirement and benefits office in New Hampshire .. Serve clients in all 50 states through retirement plan services DIVERSIFIED CLIENT BASE .. 48,700 consumers .. 10,400 businesses .. 6,900 employer-sponsored retirement plans .. 360,700 employer-sponsored retirement plan participants .. 50,300 health savings account participants .. 21,500 flexible spending account/health reimbursement arrangement participants Data as of 6/30/2020.

30 ONE ALERUS REINVENTION OF PROCESSES We have aligned processes, policies, and procedures throughout all departments to enhance client experience and improve our Company's efficiency Our expectation is this initiative will continue to improve our scalability and operating costs TAILORED ADVICE We strive to provide each client with a primary point of contact —a trusted advisor— who deals with individual needs and integrates other department’s expertise when necessary SYNERGISTIC GROWTH We have formalized our National Market which has grown deposits to $512.1 million as of June 30, 2020 Acquired new product lines including HSA and payroll accounts We expect the 401(k) money market accounts to continue to grow and reduce funding costs TECHNOLOGY INVESTMENT We have proactively invested in technology which will allow us to effectively integrate our various departments and business lines We believe these initiatives will reduce the amount of technology expenditures needed in the future DIVERSIFIED SERVICES Through our four divisions, we are able to offer a comprehensive service package to our clients ONE ALERUS STRATEGY One Alerus enables us to bring all of our product and service offerings to clients in a cohesive and seamless manner. We believe the One Alerus initiative will enable us to achieve future organic growth by leveraging our existing client base and help us continue to provide strong returns to our stockholders ONE ALERUS

31 SKILLED ADVISORS AND FINANCIAL GUIDES .. Team is organized around consumer or business; focuses on holistic needs of clients; depth and breadth of Alerus service offering .. Proprietary Financial Fitness Playbook delivers consistency and augments Financial Workout technology .. Clients expectations driven by advice and guidance versus transactions EMPOWERING CLIENTS WITH RESPONSIVE TECHNOLOGY .. Omni-Channel Seamless experience via desktop and mobile .. Leading Account Aggregation Holistic view of entire financial life .. Single Sign On Remove friction in being an Alerus client .. Financial Wellness Score Your most current financial data is used to create easy, intuitive workouts IMPROVING CLIENTS’ FINANCIAL WELLBEING THROUGH PEOPLE + TECHNOLOGY THE PATH TO FINANCIAL CONFIDENCE WORKOUTS COMPLETED BY CLIENTS SINCE LAUNCH

32 .. Diversified client base consists of 48,700 consumers, 10,400 businesses and over 360,700 employer-sponsored retirement plan participants .. Harness product synergies unavailable to traditional banking organizations .. Capitalize on strategic opportunities to grow in our existing markets or new markets .. Acquisition targets include banks and fee income companies with complementary business models, cultural similarities, and growth opportunities .. Recruit top talent to accelerate growth in our existing markets or jumpstart our entrance into new markets .. Market disruption caused by M&A activity provides lift-out opportunities .. Proactively position ourselves as an acquirer and employer of choice .. Invested in one of the leading marketing automation technologies .. Provide secure and reliable technology that meets evolving client expectations .. Integrate our full product and service offerings through our fast-follower strategy .. Collaborative leadership team focused on growing organically by deepening relationships with existing clients through our expansive services .. Maintain relationship-driven business model while diversifying our composition of revenue KEY STRATEGIC INITIATIVES GROWING THE ALERUS FRANCHISE LEVERAGE OUR EXISTING CLIENT BASE EXECUTE STRATEGIC ACQUISITIONS PURSUE TALENT ACQUISITION ENHANCE BRAND AWARENESS STRENGTHEN AND BUILD INFRASTRUCTURE ORGANIC GROWTH “ONE ALERUS”

OFFICERS AND DIRECTORS

OUR MOTIVATED, DEDICATED, AND ENERGETIC LEADERS KEEP US ON THE RIGHT PATH

SENIOR EXECUTIVE TEAM



KATIE LORENSON
Executive Vice President and Chief Financial Officer
3 years with Alerus



ANN MCCONN
Executive Vice President and Chief Shared Services Officer
18 years with Alerus



RYAN GOLDBERG
Executive Vice President and Chief Revenue Officer
Joined Alerus in 2020



KARIN TAYLOR
Executive Vice President and Chief Risk Officer
2 years with Alerus



RANDY NEWMAN
Chairman, President, and Chief Executive Officer
39 years with Alerus

BOARD OF DIRECTORS



KEVIN LEMKE
Since 1994
President
Virtual Systems, Inc.
Grand Forks, ND



KAREN BOHN
Since 1999
President, Galeo Group, LLC
Former Chief Administrative Officer
Piper Jaffray Co.
Edina, MN



LLOYD CASE
Since 2005
Past President and CEO
Forum Communications Co.
Director, Forum Communications
Fargo, ND



SALLY SMITH
Since 2007
Former President and CEO
Buffalo Wild Wings, Inc.
Minneapolis, MN



GALEN VETTER
Since 2013
Former Global CFO, Franklin Templeton Investments; Former Partner-in-Charge, Upper Midwest Region, RSM
Minneapolis, MN



DAN COUGHLIN
Since 2016
Former MD & Co-Head – Fin'l Services Inv. Banking, Raymond James; Former Chairman & CEO, Howe Barnes Hoefer & Arnett
Chicago, IL



MICHAEL MATHEWS
Since 2019
CIO, Deluxe Corporation
Former SVP – Technology and Enterprise Programs, UnitedHealth Group
Minneapolis, MN

33 ALERUS

34 North Dakota Minnesota Arizona National STRONG GROWTH MARKETS AND STABLE CORE FUNDING MARKET DISTRIBUTION DEPOSITS ($2,453) LOANS ($2,034) ARB ASSETS UNDER ADMIN/MGMT. ($30,093) WM ASSETS UNDER ADMIN/MGMT. ($2,957) MORTGAGE ORIGINATIONS ($660.2) ($ IN MILLIONS) Data as of 6/30/2020. LEGEND

35 FINANCIAL HIGHLIGHTS 1 Represents a non-GAAP financial measure. See “Non-GAAP Disclosure Reconciliation” in the Appendix to this presentation. 2 Excluding PPP, the following ratios were TCE/TA 10.55% NPLs/Loans 0.32%, NPAs/Assets 0.21%, Allowance/Loans 1.62%, and NCOs/Average Loans 0.31%

NON-GAAP DISCLOSURE RECONCILIATION

($000s, except where otherwise noted)	Annual				Year-to-date	
	2016	2017	2018	2019	Q2 2019	Q2 2020
Tangible common equity to tangible assets						
Total common stockholders' equity	$ 168,251	$ 179,594	$ 196,954	$ 285,728	$ 213,765	$ 305,732
Less: Goodwill	27,329	27,329	27,329	27,329	27,329	27,329
Less: Other intangible assets	32,729	27,111	22,473	18,391	20,372	16,411
Tangible common equity (a)	108,193	125,154	147,152	240,008	166,064	261,992
Total assets	2,050,045	2,136,081	2,179,070	2,356,878	2,207,129	2,875,457
Less: Goodwill	27,329	27,329	27,329	27,329	27,329	27,329
Less: Other intangible assets	32,729	27,111	22,473	18,391	20,372	16,411
Tangible assets (b)	1,989,987	2,081,641	2,129,268	2,311,158	2,159,428	2,831,717
Tangible common equity to tangible assets (a)/(b)	5.44%	6.01%	6.91%	10.38%	7.69%	9.25%
Tangible common equity per common share						
Total stockholders' equity	$ 168,251	$ 179,594	$ 196,954	$ 285,728	$ 213,765	$ 305,732
Less: Goodwill	27,329	27,329	27,329	27,329	27,329	27,329
Less: Other intangible assets	32,729	27,111	22,473	18,391	20,372	16,411
Tangible common equity (c)	108,193	125,154	147,152	240,008	166,064	261,992
Common shares outstanding (d)	13,534	13,699	13,775	17,050	13,816	17,120
Tangible common equity per common share (c)/(d)	$ 7.99	$ 9.14	$ 10.68	$ 14.08	$ 12.02	$ 15.30
Return on average tangible common equity						
Net income	$ 14,036	$ 15,001	$ 25,866	$ 29,540	$ 14,784	$ 16,837
Less: Preferred stock dividends	25	-	-	-	-	-
Add: Intangible amortization expense (net of tax)	4,553	3,655	3,664	3,224	1,660	1,565
Remeasurement due to tax reform	-	4,818	-	-	-	-
Net income, excluding intangible amortization (e)	18,564	23,474	29,530	32,764	16,444	18,402
Average total equity	168,039	176,779	187,341	231,084	205,785	298,221
Less: Average preferred stock	2,514	-	-	-	-	-
Less: Average goodwill	25,698	27,329	27,329	27,329	27,329	27,329
Less: Average other intangible assets (net of tax)	22,372	19,358	19,522	16,101	16,912	13,737
Average tangible common equity (f)	117,455	130,092	140,490	187,654	161,544	257,155
Return on average tangible common equity (e)/(f)	15.81%	18.04%	21.02%	17.46%	20.53%	14.39%
Net interest margin (tax equivalent)						
Net interest income	$ 62,940	$ 67,670	$ 75,224	$ 74,551	$ 37,411	$ 38,928
Tax equivalent adjustment	599	865	462	347	176	209
Tax equivalent net interest income (g)	63,539	68,535	75,686	74,898	37,587	39,137
Average earning assets (h)	1,750,104	1,833,002	1,970,004	2,052,758	2,028,685	2,427,519
Net interest margin (tax equivalent) (g)/(h)	3.63%	3.74%	3.84%	3.65%	3.74%	3.24%
Efficiency Ratio						
Noninterest expense	$ 143,792	$ 134,920	$ 136,325	$ 142,537	$ 68,775	$ 76,460
Less: Intangible amortization expense	7,005	5,623	4,638	4,081	2,101	1,981
Adjusted noninterest expense (i)	136,787	129,297	131,687	138,456	66,674	74,479
Net interest income	62,940	67,670	75,224	74,551	37,411	38,928
Noninterest income	105,089	103,045	102,749	114,194	55,058	65,419
Tax equivalent adjustment	599	865	462	347	176	209
Total tax equivalent revenue (j)	168,628	171,580	178,435	189,092	92,645	104,556
Efficiency ratio (i)/(j)	81.12%	75.36%	73.80%	73.22%	71.97%	71.23%

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